EXHIBIT 12(B)

I, E. Keith Wirtz, President and I, Shannon King, Treasurer of the Fifth Third Funds (the "Trust"), each certify that:

1. The Form N-CSR of the Trust for the period ended January 31, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By: /s/ E. Keith Wirtz
    --------------------
    E. Keith Wirtz
    President (Principal Executive Officer) of Fifth Third Funds

Date: March 30, 2010

By: /s/ Shannon King
    ------------------
    Shannon King
    Treasurer (Principal Financial Officer) of Fifth Third Funds

Date: March 30, 2010